C.H. Robinson 14701 Charlson Rd. Eden Prairie, MN 55347 www.chrobinson.com
FOR IMMEDIATE RELEASE	FOR INQUIRIES, CONTACT: Chuck Ives, Senior Director of Investor Relations Email: chuck.ives@chrobinson.com

C.H. Robinson Reports 2025 Second Quarter Results
Eden Prairie, MN, July 30, 2025 - C.H. Robinson Worldwide, Inc. (“C.H. Robinson”) (Nasdaq: CHRW) today reported financial results for the quarter ended June 30, 2025.
Second Quarter Highlights:
•Sustained outperformance delivered by disciplined execution of the company's strategic initiatives, generating market share gains, gross margin expansion and higher operating margins
•Gross profits increased 0.4% to $679.6 million
•Income from operations increased 21.2% to $215.9 million
•Adjusted operating margin(1) increased 520 basis points to 31.1%
•Diluted earnings per share (EPS) increased 20.0% to $1.26
•Adjusted diluted EPS(1) increased 12.2% to $1.29
•Cash generated by operations increased by $60.7 million to $227.1 million
(1) Adjusted operating margin and adjusted diluted EPS are non-GAAP financial measures. The same factors described in this release that impacted these non-GAAP measures also impacted the comparable GAAP measures. Refer to pages 11 through 14 for further discussion and GAAP to Non-GAAP Reconciliations.

"When the current transformation of C.H. Robinson began in early 2024 with the implementation of a new Lean operating model, we recognize that some people had doubts and didn’t understand how this would enable the company to change its trajectory. Now, with six consecutive quarters of consistent outperformance through the disciplined execution of the strategy that we shared at our 2024 Investor Day, there is no doubt in our minds that we are on the right path to deliver sustainable outperformance in all market cycles," said President and Chief Executive Officer, Dave Bozeman. "I’m proud of the Robinson team for embracing our new operating model and the discipline needed to improve our say-do ratio and to generate higher highs and higher lows across market cycles. Our people consistently demonstrate that they are the industry’s best logisticians with the value that they bring to our customers and carriers, and they are excited about the transformation happening at Robinson and the momentum that we have."

"We are not waiting for a market recovery to improve our financial results, and the strategies that our Robinson team is executing are not only working, but they are built to be effective in any market environment," Bozeman added. "We’re still in the early innings of our transformation journey, but we have demonstrated our ability to responsibly grow market share and expand margins at the same time. This has enabled us to approach our mid-cycle operating margin targets despite operating in an elongated trough of the freight cycle."

"We are accelerating our progress, by harnessing and scaling the evolving power of artificial intelligence to drive automation across the full lifecycle of a load. Our industry-leading innovations not only enhance the service and value we deliver to our customers but also improve our operational performance by automating tasks that free up our talented people to focus on more strategic, high-value work. We are pioneering new ways to eliminate tasks, augment our capabilities and supercharge our talented people with industry-leading technology that materially elevates the customer and carrier experience, and our Lean operating model enables us to do this in a disciplined way that delivers the most value to all stakeholders. You can expect the next chapters of this company’s evolution to be just as exciting as the last 18 months."

"In the second quarter, NAST outgrew the market again in both truckload and LTL while expanding gross margins and improving productivity year-over-year and sequentially. In Global Forwarding, we continued to win new business and improve the yield of our portfolio by implementing the revenue management disciplines that we’ve been utilizing in NAST for over a year. We also optimized our Global Forwarding expenses through further increases in productivity. Overall, we delivered a 21% year-over-year increase in our enterprise’s second quarter income from operations, and we will continue to lean into the self-help initiatives that enabled our market share growth and margin expansion," said Bozeman.

Summary of Second Quarter of 2025 Results Compared to the Second Quarter of 2024
•Total revenues decreased 7.7% to $4.1 billion, primarily driven by the divestiture of our Europe Surface Transportation business, in addition to lower pricing in our ocean services and lower fuel surcharges in our truckload services.
•Gross profits increased 0.4% to $679.6 million. Adjusted gross profits increased 0.8% to $693.2 million, primarily driven by higher adjusted gross profit per transaction in our customs, truckload, and less than truckload ("LTL") services. This was partially offset by the divestiture of our Europe Surface Transportation business and lower volume in our ocean services.
•Operating expenses decreased 6.3% to $477.3 million. Personnel expenses decreased 7.2% to $335.3 million, primarily due to cost optimization efforts and productivity improvements, the divestiture of our Europe Surface Transportation business, a non-recurring benefit from certain actions taken within the current quarter, and lower restructuring charges related to workforce reductions. Average employee headcount declined 11.2%. Other selling, general and administrative (“SG&A”) expenses decreased 4.1% to $142.0 million, primarily due to restructuring charges in the prior year related to reducing our facilities footprint including early termination or abandonment of office buildings under operating leases.
•Income from operations totaled $215.9 million, up 21.2% due to both the increase in adjusted gross profit and the decrease in operating expenses. Adjusted operating margin(1) of 31.1% increased 520 basis points.
•Interest and other income/expense, net totaled $22.0 million of expense, consisting primarily of $16.8 million of interest expense, which decreased $6.1 million versus last year due to a lower average debt balance and lower variable interest rates, and a $4.9 million net loss from foreign currency revaluation and realized foreign currency gains and losses.
•The effective tax rate in the quarter was 21.4%, compared to 19.4% in the second quarter of 2024. The higher rate in the second quarter of 2025 was driven by the impact of higher pre-tax income and lower benefit from U.S. tax credits and incentives, partially offset by a lower foreign tax rate.
•Net income totaled $152.5 million, up 20.8% from a year ago. Diluted EPS of $1.26 increased 20.0%. Adjusted diluted EPS(1) of $1.29 increased 12.2%.
(1) Adjusted operating margin and adjusted diluted EPS are non-GAAP financial measures. The same factors described in this release that impacted these non-GAAP measures also impacted the comparable GAAP measures. Refer to pages 11 through 14 for further discussion and GAAP to Non-GAAP Reconciliations.

Summary of 2025 Year-to-Date Results Compared to 2024

•Total revenues decreased 8.0% to $8.2 billion, primarily driven by the divestiture of our Europe Surface Transportation business, in addition to lower pricing in our ocean services and lower fuel surcharges in our truckload services.
•Gross profits increased 1.0% to $1.3 billion. Adjusted gross profits increased 1.6% to $1.4 billion, primarily driven by higher adjusted gross profit per transaction in our truckload, LTL and customs services, which was partially offset by the divestiture of our Europe Surface Transportation business and lower volume in our truckload and ocean services.
•Operating expenses decreased 6.4% to $973.5 million. Personnel expenses decreased 7.6% to $683.9 million, primarily due to cost optimization efforts and productivity improvements, the divestiture of our Europe Surface Transportation business, and prior year restructuring charges related to workforce reductions. Average employee headcount declined 10.6%. Other SG&A expenses decreased 3.3% to $289.7 million primarily due to the divestiture of our Europe Surface Transportation business.
•Income from operations totaled $392.8 million, up 28.7% from last year, due to both the increase in adjusted gross profit and the decrease in operating expenses. Adjusted operating margin(1) of 28.7% increased 600 basis points.
•Interest and other income/expense, net totaled $42.1 million of expense, primarily consisting of $33.6 million of interest expense, which decreased $11.4 million versus last year, due to a lower average debt balance and lower variable interest rates. The year-to-date results also include an $8.3 million net loss from foreign currency revaluation and realized foreign currency gains and losses.
•The effective tax rate for the six months ended June 30, 2025 was 17.9% compared to 17.9% in the year-ago period.
•Net income totaled $287.8 million, up 31.3% from a year ago. Diluted EPS of $2.37 increased 29.5%. Adjusted diluted EPS(1) of $2.46 increased 22.4%.
(1) Adjusted operating margin and adjusted diluted EPS are non-GAAP financial measures. The same factors described in this release that impacted these non-GAAP measures also impacted the comparable GAAP measures. Refer to pages 11 through 14 for further discussion and GAAP to Non-GAAP Reconciliations.

North American Surface Transportation (“NAST”) Results
Summarized financial results of our NAST segment are as follows (dollars in thousands):

	Three Months Ended June 30,			Six Months Ended June 30,
	2025	2024	% change	2025	2024	% change
Total revenues	$2,918,227	$2,989,909	(2.4)%	$5,786,647	$5,990,222	(3.4)%
Adjusted gross profits(1)	432,248	419,657	3.0%	850,572	816,767	4.1%
Income from operations	163,991	141,102	16.2%	307,662	249,997	23.1%

____________________________________________
(1) Adjusted gross profits is a non-GAAP financial measure explained later in this release. The difference between adjusted gross profits and gross profits is not material.

Second quarter total revenues for the NAST segment totaled $2.9 billion, a decrease of 2.4% over the prior year, primarily driven by lower fuel surcharges in our truckload service. NAST adjusted gross profits increased 3.0% in the quarter to $432.2 million. Adjusted gross profits in truckload increased 2.6% due to a 2.5% increase in adjusted gross profit per shipment. Our average truckload linehaul rate per mile charged to our customers, which excludes fuel surcharges, increased approximately 3.5% in the quarter compared to the prior year, while truckload linehaul cost per mile, excluding fuel surcharges, increased 3.5%, resulting in an 1.5% increase in truckload adjusted gross profit per mile. LTL adjusted gross profits increased 4.4% versus the year-ago period, driven by a 3.0% increase in adjusted gross profit per order and a 1.5% increase in LTL volume. NAST overall volume increased 1.0% for the quarter and outpaced the market indices. Operating expenses decreased 3.7%, primarily due to cost optimization efforts and productivity improvements and prior year restructuring charges related to both workforce reductions and reducing our facilities footprint including early termination or abandonment of office buildings under operating leases. Second quarter average employee headcount was down 10.0% year-over-year. Income from operations increased 16.2% to $164.0 million, and adjusted operating margin expanded 430 basis points to 37.9%.

Global Forwarding Results
Summarized financial results of our Global Forwarding segment are as follows (dollars in thousands):

	Three Months Ended June 30,			Six Months Ended June 30,
	2025	2024	% change	2025	2024	% change
Total revenues	$797,800	$921,223	(13.4)%	$1,572,688	$1,779,860	(11.6)%
Adjusted gross profits(1)	187,581	184,067	1.9%	372,209	364,112	2.2%
Income from operations	51,330	40,982	25.3%	94,273	72,534	30.0%

____________________________________________
(1) Adjusted gross profits is a non-GAAP financial measure explained later in this release. The difference between adjusted gross profits and gross profits is not material.

Second quarter total revenues for the Global Forwarding segment decreased 13.4% to $797.8 million, primarily driven by lower pricing in our ocean services. Adjusted gross profits increased 1.9% in the quarter to $187.6 million. Ocean adjusted gross profits decreased 7.5%, driven by a 4.0% decline in shipments and a 3.5% decrease in adjusted gross profit per shipment. Air adjusted gross profits increased 11.5%, driven by a 27.5% increase in adjusted gross profit per metric ton shipped, partially offset by a 12.5% decline in metric tons shipped. Customs adjusted gross profits increased 31.7%, driven by a 31.0% increase in adjusted gross profit per transaction and a 0.5% increase in transaction volume. Operating expenses decreased 4.8% with reductions across several expense categories. Second quarter average employee headcount decreased 4.6% year-over-year. Income from operations increased 25.3% to $51.3 million, and adjusted operating margin expanded 510 basis points to 27.4% in the quarter.

All Other and Corporate Results

Total revenues and adjusted gross profits for Robinson Fresh, Managed Solutions and Other Surface Transportation are summarized as follows (dollars in thousands):

	Three Months Ended June 30,			Six Months Ended June 30,
	2025	2024	% change	2025	2024	% change
Total revenues	$420,516	$572,216	(26.5)%	$823,948	$1,125,577	(26.8)%
Adjusted gross profits(1):
Robinson Fresh	$44,395	$39,883	11.3%	$82,048	$73,619	11.4%
Managed Solutions	29,007	28,752	0.9%	56,853	57,688	(1.4)%
Other Surface Transportation(2)	—	15,050	(100.0)%	4,637	32,952	(85.9)%

____________________________________________
(1) Adjusted gross profits is a non-GAAP financial measure explained later in this release. The difference between adjusted gross profits and gross profits is not material.
(2) Includes our Europe Surface Transportation business, which was divested as of February 1, 2025.

Second quarter Robinson Fresh adjusted gross profits increased 11.3% to $44.4 million due to an increase in integrated supply chain solutions for retail and foodservice customers. Managed Solutions adjusted gross profits increased 0.9%.

Other Income Statement Items
Interest and other income/expense, net totaled $22.0 million of expense, consisting primarily of $16.8 million of interest expense, which decreased $6.1 million versus the second quarter of 2024 due to a lower average debt balance and lower variable interest rates, and a $4.9 million net loss from foreign currency revaluation and realized foreign currency gains and losses.
The second quarter effective tax rate was 21.4%, up from 19.4% in the second quarter of 2024. The higher rate in the second quarter of 2025 was driven by the impact of higher pre-tax income and lower benefit from U.S. tax credits and incentives, partially offset by a lower foreign tax rate. For 2025, we expect our full-year effective tax rate to be 18% to 20%.
Diluted weighted average shares outstanding in the quarter were up 0.9% year-over-year.

Cash Flow Generation and Capital Distribution
Cash generated from operations totaled $227.1 million in the second quarter, compared to $166.4 million in the second quarter of 2024. The $60.7 million increase in cash flow from operations was primarily related to a $26.2 million increase in net income and a $57.7 million decrease in cash used by changes in net operating working capital, due to a $30.9 million sequential decrease in net operating working capital in the second quarter of 2025 compared to a $26.8 million sequential increase in the second quarter of 2024.
In the second quarter of 2025, cash returned to shareholders totaled $160.7 million, with $74.9 million in cash dividends and $85.8 million in repurchases of common stock.
Capital expenditures totaled $20.2 million in the quarter. Capital expenditures for 2025 are expected to be $65 million to $75 million.

About C.H. Robinson
C.H. Robinson delivers logistics like no one else™. Companies around the world look to us to reimagine supply chains, advance freight technology, and solve logistics challenges—from the simple to the most complex. 83,000 customers and 450,000 contract carriers in our network trust us to manage 37 million shipments and $23 billion in freight annually. Through our unmatched expertise, unrivaled scale, and tailored solutions, we ensure the seamless delivery of goods across industries and continents via truckload, less-than-truckload, ocean, air, and beyond. As a responsible global citizen, we make supply chains more sustainable and proudly contribute millions to the causes that matter most to our employees. For more information, visit us at chrobinson.com (Nasdaq: CHRW).

Except for the historical information contained herein, the matters set forth in this release are forward-looking statements that represent our expectations, beliefs, intentions or strategies concerning future events. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience or our present expectations, including, but not limited to, factors such as changes in economic conditions, including uncertain consumer demand; changes in market demand and pressures on the pricing for our services; fuel price increases or decreases, or fuel shortages; competition and growth rates within the global logistics industry that could adversely impact our profitability and achieving our long-term growth targets; freight levels and increasing costs and availability of truck capacity or alternative means of transporting freight; risks associated with seasonal changes or significant disruptions in the transportation industry; risks associated with identifying and completing suitable acquisitions; our dependence on and changes in relationships with existing contracted truck, rail, ocean, and air carriers; risks associated with the loss of significant customers; risks associated with reliance on technology to operate our business; cyber-security related risks; our ability to staff and retain employees; risks associated with operations outside of the U.S.; our ability to successfully integrate the operations of acquired companies with our historic operations or efficiently managing divestitures; climate change related risks; risks associated with our indebtedness; risks associated with interest rates; risks associated with litigation, including contingent auto liability and insurance coverage; risks associated with the potential impact of changes in government regulations including environmental-related regulations; risks associated with the changes to income tax regulations; risks associated with the produce industry, including food safety and contamination issues; the impact of changes in political and governmental conditions; changes to our capital structure; changes due to catastrophic events; risks associated with the usage of artificial intelligence technologies; risks associated with cybersecurity events; and other risks and uncertainties detailed in our Annual and Quarterly Reports.

Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update such statement to reflect events or circumstances arising after such date. All remarks made during our financial results conference call will be current at the time of the call, and we undertake no obligation to update the replay.

Conference Call Information:
C.H. Robinson Worldwide Second Quarter 2025 Earnings Conference Call
Wednesday, July 30, 2025; 5:00 p.m. Eastern Time
Presentation slides and a simultaneous live audio webcast of the conference call may be accessed through the Investor Relations link on C.H. Robinson’s website at chrobinson.com.
To participate in the conference call by telephone, please call ten minutes early by dialing: 877-269-7756

Adjusted Gross Profit by Service Line
(in thousands)

This table of summary results presents our service line adjusted gross profits on an enterprise basis. The service line adjusted gross profits in the table differ from the service line adjusted gross profits discussed within the segments as our segments may have revenues from multiple service lines.

	Three Months Ended June 30,			Six Months Ended June 30,
	2025	2024	% change	2025	2024	% change
Adjusted gross profits(1):
Transportation
Truckload	$267,913	$274,187	(2.3)%	$530,201	$531,600	(0.3)%
LTL	152,186	145,823	4.4%	300,597	286,959	4.8%
Ocean	107,902	116,659	(7.5)%	223,237	229,517	(2.7)%
Air	34,461	30,906	11.5%	67,271	61,438	9.5%
Customs	35,098	26,652	31.7%	62,018	52,747	17.6%
Other logistics services	56,459	57,320	(1.5)%	111,240	116,878	(4.8)%
Total transportation	654,019	651,547	0.4%	1,294,564	1,279,139	1.2%
Sourcing	39,212	35,862	9.3%	71,755	65,999	8.7%
Total adjusted gross profits	$693,231	$687,409	0.8%	$1,366,319	$1,345,138	1.6%
____________________________________________
(1) Adjusted gross profits is a non-GAAP financial measure explained later in this release. The difference between adjusted gross profits and gross profits is not material.

GAAP to Non-GAAP Reconciliation
(unaudited, in thousands)
Our adjusted gross profit is a non-GAAP financial measure. Adjusted gross profit is calculated as gross profit excluding amortization of internally developed software utilized to directly serve our customers and contracted carriers. We believe adjusted gross profit is a useful measure of our ability to source, add value, and sell services and products that are provided by third parties, and we consider adjusted gross profit to be a primary performance measurement. Accordingly, the discussion of our results of operations often focuses on the changes in our adjusted gross profit. The reconciliation of gross profit to adjusted gross profit is presented below (in thousands):

	Three Months Ended June 30,			Six Months Ended June 30,
	2025	2024	% change	2025	2024	% change
Revenues:
Transportation	$3,746,660	$4,121,930	(9.1)%	$7,468,575	$8,204,518	(9.0)%
Sourcing	389,883	361,418	7.9%	714,708	691,141	3.4%
Total revenues	4,136,543	4,483,348	(7.7)%	8,183,283	8,895,659	(8.0)%
Costs and expenses:
Purchased transportation and related services	3,092,641	3,470,383	(10.9)%	6,174,011	6,925,379	(10.8)%
Purchased products sourced for resale	350,671	325,556	7.7%	642,953	625,142	2.8%
Direct internally developed software amortization	13,681	10,883	25.7%	29,347	21,105	39.1%
Total direct expenses	3,456,993	3,806,822	(9.2)%	6,846,311	7,571,626	(9.6)%
Gross profit	$679,550	$676,526	0.4%	$1,336,972	$1,324,033	1.0%
Plus: Direct internally developed software amortization	13,681	10,883	25.7%	29,347	21,105	39.1%
Adjusted gross profit	$693,231	$687,409	0.8%	$1,366,319	$1,345,138	1.6%

Our adjusted operating margin is a non-GAAP financial measure calculated as operating income divided by adjusted gross profit. Our adjusted operating margin - excluding restructuring, lease impairment charge and/or loss on divestiture is a similar non-GAAP financial measure as adjusted operating margin, but also excludes the impact of restructuring, lease impairment, and/or losses from divestiture. We believe adjusted operating margin and adjusted operating margin - excluding restructuring, lease impairment charge and/or loss on divestiture are useful measures of our profitability in comparison to our adjusted gross profit, which we consider a primary performance metric as discussed above. The comparisons of operating margin to adjusted operating margin and adjusted operating margin - excluding restructuring, lease impairment charge and/or loss on divestiture are presented below:

	Three Months Ended June 30,				Six Months Ended June 30,
	2025	2024	% change		2025	2024	% change

Total revenues	$4,136,543	$4,483,348	(7.7%)		$8,183,283	$8,895,659	(8.0%)
Income from operations	215,919	178,090	21.2%		392,772	305,223	28.7%
Operating margin	5.2%	4.0%	120 bps		4.8%	3.4%	140 bps

Adjusted gross profit	$693,231	$687,409	0.8%		$1,366,319	$1,345,138	1.6%
Income from operations	215,919	178,090	21.2%		392,772	305,223	28.7%
Adjusted operating margin	31.1%	25.9%	520	bps	28.7%	22.7%	600	bps

Adjusted gross profit	$693,231	$687,409	0.8%		$1,366,319	$1,345,138	1.6%
Adjusted income from operations	220,229	193,279	13.9%		405,695	333,355	21.7%
Adjusted operating margin - excluding restructuring, lease impairment charge, and/or loss on divestiture	31.8%	28.1%	370	bps	29.7%	24.8%	490	bps

GAAP to Non-GAAP Reconciliation
(unaudited, in thousands)

Our adjusted income (loss) from operations, adjusted operating margin - excluding restructuring, lease impairment charge and/or loss on divestiture, adjusted net income and adjusted net income per share (diluted) are non-GAAP financial measures. These non-GAAP measures are calculated excluding the impact of restructuring, lease impairment, and/or losses from divestiture. We believe that these measures provide useful information to investors and include them within our internal reporting to our chief operating decision maker. Accordingly, the discussion of our results of operations includes discussion on the changes in our adjusted income (loss) from operations, adjusted operating margin - excluding restructuring, lease impairment charge and/or loss on divestiture, adjusted net income and adjusted net income per share (diluted). The reconciliation of these non-GAAP measures are presented below (in thousands except per share data):

Non-GAAP Reconciliation:	NAST	Global Forwarding	All Other and Corporate	Consolidated
Three Months Ended June 30, 2025
Income from operations	$163,991	$51,330	$598	$215,919
Severance and other personnel expenses	677	2,576	635	3,888
Other selling, general, and administrative expenses	—	—	422	422
Total adjustments to income from operations(1)	677	2,576	1,057	4,310
Adjusted income from operations	$164,668	$53,906	$1,655	$220,229

Adjusted gross profit	$432,248	$187,581	$73,402	$693,231
Adjusted income from operations	164,668	53,906	1,655	220,229
Adjusted operating margin - excluding restructuring and loss on divestiture	38.1%	28.7%	N/M	31.8%

	NAST	Global Forwarding	All Other and Corporate	Consolidated
Six Months Ended June 30, 2025
Income (loss) from operations	$307,662	$94,273	$(9,163)	$392,772
Severance and other personnel expenses	677	2,576	1,822	5,075
Other selling, general, and administrative expenses	—	—	7,848	7,848
Total adjustments to income from operations(2)	677	2,576	9,670	12,923
Adjusted income from operations	$308,339	$96,849	$507	$405,695

Adjusted gross profit	$850,572	$372,209	$143,538	$1,366,319
Adjusted income from operations	308,339	96,849	507	405,695
Adjusted operating margin - excluding lease impairment charge, restructuring, and loss on divestiture	36.3%	26.0%	N/M	29.7%

	Three Months Ended June 30, 2025		Six Months Ended June 30, 2025
	$ in 000's	per share	$ in 000's	per share
Net income and per share (diluted)	$152,471	$1.26	$287,773	$2.37
Lease impairment charge, pre-tax	—	—	6,259	0.05
Restructuring and related costs, pre-tax	3,881	0.04	3,881	0.03
Loss on divestiture, pre-tax	429	—	2,783	0.02
Tax effect of adjustments	(1,005)	(0.01)	(2,031)	(0.01)
Adjusted net income and per share (diluted)	$155,776	$1.29	$298,665	$2.46
____________________________________________
(1) The three months ended June 30, 2025 includes severance and other personnel expenses of $3.9 million related to workforce reductions and $0.4 million of other charges.
(2) The six months ended June 30, 2025 includes severance and other personnel expenses of $5.1 million primarily related to workforce reductions and $7.8 million of other charges, which include a $6.3 million impairment charge on our Kansas City regional center lease resulting from the execution of a sublease agreement on a portion of the building.

Non-GAAP Reconciliation:	NAST	Global Forwarding	All Other and Corporate	Consolidated
Three Months Ended June 30, 2024
Income (loss) from operations	$141,102	$40,982	$(3,994)	$178,090
Severance and other personnel expenses	4,758	2,179	2,508	9,445
Other selling, general, and administrative expenses	3,776	1,331	637	5,744
Total adjustments to income (loss) from operations(1)	8,534	3,510	3,145	15,189
Adjusted income (loss) from operations	$149,636	$44,492	$(849)	$193,279

Adjusted gross profit	$419,657	$184,067	$83,685	$687,409
Adjusted income (loss) from operations	149,636	44,492	(849)	193,279
Adjusted operating margin - excluding restructuring	35.7%	24.2%	N/M	28.1%

	NAST	Global Forwarding	All Other and Corporate	Consolidated
Six Months Ended June 30, 2024
Income (loss) from operations	$249,997	$72,534	$(17,308)	$305,223
Severance and other personnel expenses	7,784	5,394	4,209	17,387
Other selling, general, and administrative expenses	5,654	1,592	3,499	10,745
Total adjustments to income (loss) from operations(2)	13,438	6,986	7,708	28,132
Adjusted income (loss) from operations	$263,435	$79,520	$(9,600)	$333,355

Adjusted gross profit	$816,767	$364,112	$164,259	$1,345,138
Adjusted income (loss) from operations	263,435	79,520	(9,600)	333,355
Adjusted operating margin - excluding restructuring	32.3%	21.8%	N/M	24.8%

	Three Months Ended June 30, 2024		Six Months Ended June 30, 2024
	$ in 000's	per share	$ in 000's	per share
Net income and per share (diluted)	$126,251	$1.05	$219,155	$1.83
Restructuring and related costs, pre-tax	15,189	0.13	28,132	0.24
Tax effect of adjustments	(3,645)	(0.03)	(6,746)	(0.06)
Adjusted net income and per share (diluted)	$137,795	$1.15	$240,541	$2.01
____________________________________________
(1) The three months ended June 30, 2024 includes severance and other personnel expenses of $9.4 million related to workforce reductions and $5.7 million of other charges, primarily related to reducing our facilities footprint including early termination or abandonment of office buildings under operating leases.
(2) The six months ended June 30, 2024 includes severance and other personnel expenses of $17.4 million related to workforce reductions and $10.7 million of other charges, primarily related to an impairment of internally developed software and charges related to reducing our facilities footprint including early termination or abandonment of office buildings under operating leases.

Condensed Consolidated Statements of Income
(unaudited, in thousands, except per share data)

	Three Months Ended June 30,			Six Months Ended June 30,

	2025	2024	% change	2025	2024	% change

Revenues:
Transportation	$3,746,660	$4,121,930	(9.1)%	$7,468,575	$8,204,518	(9.0)%
Sourcing	389,883	361,418	7.9%	714,708	691,141	3.4%
Total revenues	4,136,543	4,483,348	(7.7)%	8,183,283	8,895,659	(8.0)%
Costs and expenses:
Purchased transportation and related services	3,092,641	3,470,383	(10.9)%	6,174,011	6,925,379	(10.8)%
Purchased products sourced for resale	350,671	325,556	7.7%	642,953	625,142	2.8%
Personnel expenses	335,322	361,222	(7.2)%	683,875	740,309	(7.6)%
Other selling, general, and administrative expenses	141,990	148,097	(4.1)%	289,672	299,606	(3.3)%
Total costs and expenses	3,920,624	4,305,258	(8.9)%	7,790,511	8,590,436	(9.3)%
Income from operations	215,919	178,090	21.2%	392,772	305,223	28.7%
Interest and other income/expense, net	(22,026)	(21,525)	2.3%	(42,077)	(38,305)	9.8%
Income before provision for income taxes	193,893	156,565	23.8%	350,695	266,918	31.4%
Provision for income taxes	41,422	30,314	36.6%	62,922	47,763	31.7%
Net income	$152,471	$126,251	20.8%	$287,773	$219,155	31.3%

Net income per share (basic)	$1.27	$1.06	19.8%	$2.39	$1.84	29.9%
Net income per share (diluted)	$1.26	$1.05	20.0%	$2.37	$1.83	29.5%

Weighted average shares outstanding (basic)	120,244	119,418	0.7%	120,605	119,381	1.0%
Weighted average shares outstanding (diluted)	121,025	119,920	0.9%	121,442	119,732	1.4%

Business Segment Information
(unaudited, in thousands, except average employee headcount)

	NAST	Global Forwarding	All Other and Corporate	Consolidated
Three Months Ended June 30, 2025
Total revenues	$2,918,227	$797,800	$420,516	$4,136,543
Adjusted gross profits(1)	432,248	187,581	73,402	693,231
Income from operations	163,991	51,330	598	215,919
Depreciation and amortization	4,815	2,188	17,863	24,866
Total assets(2)	2,971,926	1,332,889	1,017,096	5,321,911
Average employee headcount	5,283	4,436	3,139	12,858

	NAST	Global Forwarding	All Other and Corporate	Consolidated
Three Months Ended June 30, 2024
Total revenues	$2,989,909	$921,223	$572,216	$4,483,348
Adjusted gross profits(1)	419,657	184,067	83,685	687,409
Income (loss) from operations	141,102	40,982	(3,994)	178,090
Depreciation and amortization	5,525	2,793	16,736	25,054
Total assets(2)	3,053,769	1,306,075	1,152,502	5,512,346
Average employee headcount	5,868	4,652	3,954	14,474
____________________________________________
(1) Adjusted gross profits is a non-GAAP financial measure explained above. The difference between adjusted gross profits and gross profits is not material.
(2) All cash and cash equivalents are included in All Other and Corporate.

Business Segment Information
(unaudited, in thousands, except average employee headcount)

	NAST	Global Forwarding	All Other and Corporate	Consolidated
Six Months Ended June 30, 2025
Total revenues	$5,786,647	$1,572,688	$823,948	$8,183,283
Adjusted gross profits(1)	850,572	372,209	143,538	1,366,319
Income (loss) from operations	307,662	94,273	(9,163)	392,772
Depreciation and amortization	9,624	4,327	36,557	50,508
Total assets(2)	2,971,926	1,332,889	1,017,096	5,321,911
Average employee headcount	5,283	4,469	3,414	13,166

	NAST	Global Forwarding	All Other and Corporate	Consolidated
Six Months Ended June 30, 2024
Total revenues	$5,990,222	$1,779,860	$1,125,577	$8,895,659
Adjusted gross profits(1)	816,767	364,112	164,259	1,345,138
Income (loss) from operations	249,997	72,534	(17,308)	305,223
Depreciation and amortization	10,875	5,637	32,420	48,932
Total assets(2)	3,053,769	1,306,075	1,152,502	5,512,346
Average employee headcount	5,929	4,770	4,032	14,731

____________________________________________
(1) Adjusted gross profits is a non-GAAP financial measure explained above. The difference between adjusted gross profits and gross profits is not material.
(2) All cash and cash equivalents are included in All Other and Corporate.

Condensed Consolidated Balance Sheets
(unaudited, in thousands)

	June 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$155,993	$145,762
Receivables, net of allowance for credit loss	2,538,082	2,383,709
Contract assets, net of allowance for credit loss	188,897	200,332
Prepaid expenses and other	130,742	102,166
Assets held for sale	—	137,634
Total current assets	3,013,714	2,969,603

Property and equipment, net of accumulated depreciation and amortization	122,954	127,189
Right-of-use lease assets	309,299	334,738
Intangible and other assets, net of accumulated amortization	1,875,944	1,866,396
Total assets	$5,321,911	$5,297,926

Liabilities and stockholders’ investment
Current liabilities:
Accounts payable and outstanding checks	$1,348,156	$1,212,132
Accrued expenses:
Compensation	117,603	180,801
Transportation expense	148,218	153,274
Income taxes	14,519	9,326
Other accrued liabilities	162,733	173,318
Current lease liabilities	72,693	72,842
Current portion of debt	431,917	455,792
Liabilities held for sale	—	67,413
Total current liabilities	2,295,839	2,324,898

Long-term debt	922,318	921,857
Noncurrent lease liabilities	264,797	290,641
Noncurrent income taxes payable	41,326	23,472
Deferred tax liabilities	9,939	12,565
Other long-term liabilities	3,305	2,442
Total liabilities	3,537,524	3,575,875

Total stockholders’ investment	1,784,387	1,722,051
Total liabilities and stockholders’ investment	$5,321,911	$5,297,926

Condensed Consolidated Statements of Cash Flow
(unaudited, in thousands, except operational data)

	Six Months Ended June 30,
Operating activities:	2025	2024

Net income	$287,773	$219,155
Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Depreciation and amortization	50,508	48,932
Provision for credit losses	6,605	4,298
Stock-based compensation	44,028	42,245
Deferred income taxes	15,419	(13,392)
Excess tax benefit on stock-based compensation	(8,155)	(2,274)
Change in loss on disposal group	(569)	—
Other operating activities	7,254	10,841
Changes in operating elements:
Receivables	(108,002)	(290,042)
Contract assets	11,595	(70,514)
Prepaid expenses and other	(27,934)	8,034
Right of use asset	24,704	(3,093)
Accounts payable and outstanding checks	121,249	122,404
Accrued compensation	(64,607)	(13,276)
Accrued transportation expenses	(5,056)	63,389
Accrued income taxes	30,866	(60)
Other accrued liabilities	(20,779)	1,108
Lease liability	(31,844)	3,248
Other assets and liabilities	604	2,096
Net cash provided by operating activities	333,659	133,099
Investing activities:
Purchases of property and equipment	(10,640)	(15,238)
Purchases and development of software	(25,601)	(26,573)
Proceeds from divestiture	27,737	—
Net cash used for investing activities	(8,504)	(41,811)
Financing activities:
Proceeds from stock issued for employee benefit plans	27,026	19,026
Stock tendered for payment of withholding taxes	(54,589)	(19,808)
Repurchase of common stock	(128,767)	—
Cash dividends	(152,355)	(147,283)
Proceeds from short-term borrowings	1,240,800	1,653,000
Payments on short-term borrowings	(1,264,800)	(1,625,000)
Net cash used for financing activities	(332,685)	(120,065)
Effect of exchange rates on cash and cash equivalents	6,985	(3,581)
Net change in cash and cash equivalents, including cash and cash equivalents classified within assets held for sale	(545)	(32,358)
Plus: net decrease in cash and cash equivalents within assets held for sale	10,776	—
Cash and cash equivalents, beginning of period	145,762	145,524
Cash and cash equivalents, end of period	$155,993	$113,166
	As of June 30,
Operational Data:	2025	2024
Employees	12,803	14,213

Source: C.H. Robinson
CHRW-IR